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                                                                     EXHIBIT 8.1

                        [LETTERHEAD OF MCGUIREWOODS LLP]

                               September 17, 2001

Board of Directors
Dominion Resources, Inc.
120 Tredegar Street
Richmond, Virginia 23219

Ladies and Gentlemen:
  Reference is made to the Registration Statement of Dominion Resources, Inc., a Virginia corporation ("Dominion"), on Form S-4 (the "Registration Statement"), and the proxy statement/prospectus of Louis Dreyfus Natural Gas Corporation, an Oklahoma corporation ("Louis Dreyfus") and Dominion contained in the Registration Statement (the "Proxy Statement/Prospectus"), relating to the merger of Louis Dreyfus with and into a wholly owned subsidiary of Dominion (the "Merger"). We are acting as counsel to Dominion in connection with the Merger and have participated in the preparation of the discussion set forth in the section of the Proxy Statement/Prospectus entitled "The Merger--Material U.S. Federal Income Tax Consequences of the Merger" (the "Discussion").

  We assume that the Merger and related transactions will be consummated in the manner described in the Proxy Statement/Prospectus and in accordance with the merger agreement, as amended and restated, attached thereto as Annex A (the "Merger Agreement"). Subject to this assumption and to the assumptions and qualifications set forth in the Discussion, it is our opinion that the Discussion is accurate in all material respects. We note that our opinion is, as described in the Discussion, premised upon the provision by us of a tax opinion (the terms of which are set forth in Section 7.3(b) of the Merger Agreement) anticipated to be delivered at or prior to closing of the Merger. We express no other opinions as to the United States federal, state, local, foreign, or other tax consequences of the Merger.

  We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to references to us under the heading "The Merger-- Material U.S. Federal Income Tax Consequences of the Merger" in the Proxy Statement/Prospectus that is part of the Registration Statement, and in any amendment or supplement to the Proxy Statement/Prospectus, and any related registration statements filed pursuant to Rule 462(b) under the Act. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1993, as amended.

                                            Very truly yours,

                                            /s/ MCGUIREWOODS LLP